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                                                                    EXHIBIT 11.1


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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                                                               THREE MONTHS ENDED
                                                                     MARCH 31,
                                                               ------------------
                                                               1997          1996
                                                               ----          ----
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Income applicable to common stock .....................      $ 4,308      $ 2,612
Weighted average number of common and common
  equivalent shares:
  Primary:
    Weighted average number of common shares
      outstanding .....................................       14,887       13,057
    Weighted average number of dilutive common
      stock equivalents ...............................          657          640
                                                             -------      -------
   Weighted average number of common and common
     equivalent shares outstanding for primary
     earnings per share ...............................       15,544       13,697
                                                             =======      =======
  Fully diluted:
    Weighted average number of common shares
      outstanding .....................................       14,887       13,057
    Weighted average number of dilutive common
      stock equivalents ...............................          657          669
                                                             -------      -------
    Weighted average number of common and common
     equivalent shares outstanding for fully
     diluted earnings per share .......................       15,544       13,726
                                                             =======      =======
Income per share:
  Primary .............................................      $   .28      $   .19
                                                             =======      =======
  Fully diluted .......................................      $   .28      $   .19
                                                             =======      =======

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